
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         DEC-31-1997
<CASH>                                               429,121
<SECURITIES>                                         1,158,543
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       21,500,336<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           20,482,523
<TOTAL-LIABILITY-AND-EQUITY>                         21,500,336<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     262,627<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     450,909<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   20,530
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      73,252
<CHANGES>                                            000
<NET-INCOME>                                         (837,882)<F5>
<EPS-PRIMARY>                                        (24.54)
<EPS-DILUTED>                                        000

<F1>Included  in total  assets is  Restricted  cash of  $154,875,  Other  assets
$19,286, Investments in Local Limited Partnerships $18,333,211 and Other investments $1,405,300. <F2>Included in Total Liability and Equity is Accounts payable to affiliates $999,212 and Accounts payable and accrued expenses
$18,601. <F3>Total revenues includes Rental $85,882, Investment $69,129, Accretion of Original Issue Discount $79,586 and Other $28,360. <F4>Included in Other Expenses is Asset Management fees $127,988, General and Administrative $143,701, Bad debt expense $32,665, Property Management fees $8,268, Rental operations, exclusive of depreciation $61,983, Depreciation $52,185 and Amortization $24,119. <F5>Net Loss reflects: Equity in losses of Local Limited Partnerships of $697,453, loss on liquidation of interest in Local Limited Partnership of $4,182, gain on transfer and liquidation of $73,252 and minority interest in loss of Local Limited Partnership $4,182.